                                                               Exhibit 99.(g)(2)

                                    Exhibit A

                              DELEGATION AGREEMENT
                             WELLS FARGO FUNDS TRUST

                      Portfolios of Wells Fargo Funds Trust

                                Asia Pacific Fund
                                Common Stock Fund
                          Emerging Markets Equity Fund
                             International Core Fund
                            International Equity Fund
                            International Value Fund
                            Mid Cap Disciplined Fund
                                Opportunity Fund
                           Small Cap Disciplined Fund
                          Small Cap Opportunities Fund
                              Small Cap Value Fund
                            Small/Mid Cap Value Fund
                           Social Sustainability Fund
                           Specialized Technology Fund
                        Strategic Small Cap Value Fund/1/

Most recent annual approval by the Board of Trustees: March 27, 2009 Exhibit A amended: June 2, 2009

----------
/1/ On June 2, 2009, the Board of Trustees approved the liquidation of the Strategic Small Cap Value Fund effective on or about August 21, 2009.